As filed with the Securities and Exchange Commission on November 11, 1996.

                                            Registration No. 333-

==========================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                      -----------------------
                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                          INFU-TECH, INC.
      (Exact name of registrant as specified in its charter)

                 Delaware                                                   22-3127689
       (State or other jurisdiction                                      (I.R.S. Employer
   of incorporation or organization)                                    Identification No.)
          910 Sylvan Avenue                                                    07632
        Englewood Cliffs, N.J.                                               (Zip Code)
(Address of principal executive offices)

                           -----------------

                           Benjamin Geizhals
                            General Counsel
                            Infu-Tech, Inc.
                           910 Sylvan Avenue
                     Englewood Cliffs, N.J. 07632
                            (201) 567-4600
       (Name, address, including zip code and telephone number,
               including area code, of agent for service)

                               Copy to:

                       David W. Bernstein, Esq.
                            Rogers & Wells
                            200 Park Avenue
                       New York, New York 10166

                    CALCULATION OF REGISTRATION FEE
================================================================================

TITLE OF SECURITIES  AMOUNT TO BE       PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
TO                   REGISTERED         OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION FEE
BE REGISTERED                           SHARE(1)            PRICE
-------------------------------------------------------------------------------------------------
Common Stock,        300,000 shares     $4.00               $1,200,000.00        $363.640
par value $.01 per
share

================================================================================
(1) Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on the NASDAQ National
      Market System on November 7, 1996.

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in "Stock Option Description" dated October 1996 distributed to participants in the Infu-Tech, Inc. stock option plan (the "Infu-Tech Plan"). The "Stock Option Description" dated October 1996, together with Item 3 of Part II of this Registration Statement, constitute a Section 10(a) Prospectus.

                        PROSPECTUS FOR RESALES

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Infu-Tech Plan by affiliates of Infu-Tech, Inc., as defined in Rule 405 under the Securities Act of 1933, as amended.

PROSPECTUS


                     INFU-TECH, INC.

                      COMMON STOCK

               (PAR VALUE $.01 PER SHARE)



     This Prospectus relates to shares of Common Stock of Infu-Tech, Inc. (the "Company") which may be offered from time to time by the people named under "Selling Security Holders" on the NASDAQ National Market System, where the Company's Common Stock is quoted, on securities exchanges or in other markets where the Common Stock may be traded, or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." The Company will receive no part of the proceeds of any such sales. The principal executive office of the Company is located at 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 (Telephone No.
(201) 567-4600).



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
       BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
          THE COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.



     The  expenses  of  preparing  and  filing  the  Registration
Statement of which this Prospectus is a part are being borne by the Company.



                     -----------------------



         The date of this Prospectus is October 29, 1996

                         TABLE OF CONTENTS


Available Information ..........................................2
Incorporation by Reference......................................2
Selling Security Holders........................................2
Method of Sale..................................................4
SEC Position Regarding Indemnification..........................4

                      AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with that Act files reports and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed with the Securities and Exchange Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                   INCORPORATION BY REFERENCE

             The Company  incorporates  by  reference  into  this
Prospectus (a) the Company's Annual Report on Form 10-K for the year ended June 30, 1996, (b) all documents filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since June 30, 1996, and (c) the description of the Company's Common Stock included in its registration statement under Section 12 of the Securities Exchange Act of 1934 relating to the Common Stock, including any amendment or report filed for the purpose of updating that description. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part of it from the date of filing such documents. Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this prospectus is delivered upon a written or oral request to Infu-Tech, Inc., 910 Sylvan Avenue, Englewood Cliffs, N.J. 07632, Attention: Benjamin Geizhals, telephone number (201) 567-4600.

                       SELLING SECURITY HOLDERS

             This Prospectus relates to possible sales by officers and directors of the Company of shares of Common Stock purchased by them through the exercise of options granted to them under the Company's stock option plan (the "Infu-Tech Plan"). The names of those Selling Securities Holders are not known by the Company at this time and will be provided by the Company, along with the number of shares of Common Stock owned by each of them and the number of shares to be resold, in a supplement to this Prospectus pursuant to General Instruction C(3) to Form S-8 and Rule 424(b) under the Securities Act of 1933.

                            METHOD OF SALE

             The Company anticipates that any sales of the shares offered by this Prospectus by Selling Security Holders will be made to the public on the NASDAQ National Market System, where the Company's Common Stock is quoted, on securities exchanges or in other markets where the Company's Common Stock may be traded, or in negotiated transactions. The Company anticipates that sales will be at prices current when the sales take place. Sales may involve payment of brokers' commissions by Selling Security Holders. There is no present plan of distribution.

                SEC POSITION REGARDING INDEMNIFICATION

             The Company's by-laws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, without reasonable belief that their action was unlawful.

             Insofar  as indemnification for liabilities  arising
under the Securities Act of 1933 might be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                PART II


                      INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT


Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The   following   documents   are   incorporated  by
reference in this Registration Statement:

             (a) The  Annual  Report  of  Infu-Tech,  Inc.   (the
"Company") on Form 10-K for the year ended June 30, 1996.

             (b) All  documents  filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities  Exchange  Act  of  1934
since June 30, 1996.

             (c) The description of the Company's Common Stock included in its registration statement under Section 12 of the Securities Exchange Act of 1934 relating to the Common Stock, including any amendment or report filed for the purpose of updating that description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part of it from the date of filing such documents.


Item 4.      DESCRIPTION OF SECURITIES.

             Not applicable.


Item 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.


Item 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 of the General Corporation Law of Delaware gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations. That indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

             Article VIII of the by-laws of the Company makes mandatory the indemnification expressly authorized under the Delaware General Corporation Law. The applicable standard is that the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

             The Company has purchased insurance which insures officers and directors of the Company against loss arising from claims by reason of their legal liability for acts as officers and directors.


Item 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

Item 8.      EXHIBITS.

                 The   following  documents  are  filed  with  or
incorporated by reference in this Registration Statement:


          5  Opinion Regarding Legality

          23 Consents of Experts and Counsel

               (i)  Rogers & Wells (counsel)

               (ii) KPMG Peat Marwick LLP (independent public accountants)

          25 Powers of Attorney-included on signature pages

Item 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

             (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (3)  To remove from registration by means of a post-
                  effective amendment any of the securities being
                  registered   which   remain   unsold   at   the
                  termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities

Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             Insofar  as indemnification for liabilities  arising
under the Securities Act of 1933, as amended, (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on this day of October, 1996.


                                       INFU-TECH, INC.

                                       By:   /S/   JACK ROSEN
                                          -----------------------
                                           Jack Rosen
                                           Chairman of the Board


                           POWER OF ATTORNEY

             Each person whose signature appears below appoints each of Jack Rosen and Benjamin Geizhals, his agent and attorney in fact, with full power of substitution, to execute for him and in his name, in any and all capacities, all amendments, including post-effective amendments, to the Registration Statement to which this power of attorney is attached.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        NAME                          TITLE                                 DATE
        ----                          -----                                 ----
/S/ JACK ROSEN            Chairman of the Board, Director             October 29, 1996
------------------------
Jack Rosen                (Principal Executive Officer)

/S/ JOSEPH ROSEN                    Director                          October 29, 1996
------------------------
Joseph Rosen

/S/ S. COLIN NEILL           Vice President (Principal                October 29, 1996
------------------------
S. Colin Neill                   Financial Officer)

/S/ ALLISON KURUS ALLEN     Principal Accounting Officer              October 29, 1996
------------------------
Allison Kurus Allen

/S/ ISRAEL INGBERMAN                Director                          October 29, 1996
------------------------
Israel Ingberman

/S/ JOSEPH M. GIGLIO                Director                          October 29, 1996
------------------------
Joseph M. Giglio

/S/ CARL D. GLICKMAN                Director                          October  29, 1996
------------------------
Carl D. Glickman

/S/ BRUCE SLOVIN                    Director                          October 29, 1996
------------------------
Bruce Slovin

                      [Rogers & Wells Letterhead]


                                                October 29, 1996


Infu-Tech, Inc.
910 Sylvan Avenue
Englewood Cliffs, New Jersey  07632

Dear Sirs:

             We have acted as counsel to Infu-Tech, Inc. (the "Company") in connection with the proposed issuance of up to 300,000 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company in a public offering being registered under the Securities Act of 1933 in a registration statement on Form S-8 (the "Registration Statement"). In that capacity, we are familiar with the proceedings, corporate and other, relating to the authorization of the issuance of the Shares.

             Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that when sold as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

             We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,

                                         ROGERS & WELLS

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                         _____________________


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 27, 1996, included in the Form 10-K of Infu-Tech, Inc. for the fiscal year ended June 30, 1996 and to all references to our Firm included in this registration statement.



                                       KPMG PEAT MARWICK LLP


New York, New York
October 29, 1996